EXHIBIT 4.6
                    SUPPLEMENTAL SECURITY AGREEMENT

	THIS AGREEMENT is entered into this 31st day of January, 1994 by and between MELFI FAMILY TRUST (hereafter called "Lender"), and RESERVE INDUSTRIES CORPORATION, a New Mexico corporation hereafter ("Borrower").

	WHEREAS, Borrower has an existing loan of Six Hundred Ninety Five Thousand Dollars ($695,000); and

	WHEREAS, Borrower, to date, has not paid any interest on the loan and the collateral value of the stock in Industrial Mineral
Products (Phil.), a Philippine company, which was part of the collateral provided under the Loan Agreement and Security
Agreement dated as of the 31st day of October 1991, has diminished due to the expiration that Company's contract with PASAR; and



WHEREAS, because of the diminished value of the collateral and in order to provide the Lender with additional security for the loan, Borrower has agreed to grant to Lender a first and prior lien on and security interest in certain additional assets of Borrower; and

	WHEREAS, this Supplemental Security Agreement is not intended to replace the original Security Agreement dated as of October
31, 1991 but instead is intended to be additional security under the Loan and Security Agreements dated as of October 31, 1991, all as defined herein.

	NOW, THEREFORE, in consideration of the undertakings of each to the other contained in this Agreement, the parties agree as follows:

	1.	Additional Collateral.  The Additional Collateral of this
Security Agreement - Supplement shall consist of the stock of Reserve Minerals Corporation, a Delaware corporation.

	2.	Grant of Security Interest.  As Additional Collateral
security for the repayment of the Loan pursuant to the terms of the Loan Agreement, Borrower hereby pledges, grants, and assigns to Lender a first security interest in and lien on the Additional Collateral.

	3.	Representations and Warranties.  Borrower represents and
warrants to Lender that:

(a)	Organization of Borrower.  Borrower is a corporation duly
organized, validly existing and in good standing under the laws of the State of New Mexico.

(b)	Corporate Authorization.  Borrower has the corporate power
and authority to enter into this Agreement and to carry out its obligations hereunder. This Agreement is a legal, valid and binding obligation of Borrower, enforceable in accordance with its terms. No other corporate proceedings on the part of Borrower are necessary to authorize this Agreement.

(c)	Conflicts.  Neither the execution or delivery of this
Agreement, the consummation of the transactions contemplated hereby, nor compliance with the terms and provisions hereof will conflict with or result in a breach of any of the terms, conditions or provisions of any law, regulation, order, writ, injunction or decree of any court or governmental instrumentality or of any agreement of or by which Borrower is bound or to which it is subject, or constitute a default thereunder or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon the collateral pursuant to the terms of any such agreement.

4.	Rights of Lender Upon Default.  Upon default by Borrower
under the Loan Agreement, Lender may exercise and shall have any and all of the following rights and remedies (subject to any priority of Senior Lenders under applicable law):

(a)	To the extent permitted by applicable law, to take
possession of the Additional Collateral with or without the aid of judicial process;

(b)	To require Borrower to assemble the Additional Collateral
and make it available to Lender at a place designated by Lender which is reasonably convenient to both parties;

(c)	To foreclose the lien and security interest created herein
by any available and proper judicial process;

(d)	To enter Borrower's premises for the purpose of taking
possession, removing or there causing to be sold any Additional
Collateral;

(e)	To sell, lease or otherwise dispose of Additional
Collateral, either at public or private sale in its then condition, or following any commercially reasonable preparation or processing and upon such terms as it, in its sole discretion, may deem advisable. The requirement of reasonable notice shall be met, if notice is mailed, postage prepaid to Borrower, at least ten (10) days before the time of sale or disposition of the Additional Collateral;

(f)	To apply according to law the proceeds of any sale, lease or other disposition of the Additional Collateral;

(g)	To exercise any and all rights and remedies accorded to
Lender by the Uniform Commercial Code; and

(h)	To the extent permitted by applicable law, Borrower shall
remain liable for any deficiency resulting from the sale or other disposition of the Additional Collateral and shall pay such deficiency forthwith upon demand.

	5.	Fees, Costs and Expenses.  Any and all fees, costs and
expenses, of whatever kind of nature, including the reasonable attorneys' fees and legal expenses incurred by Lender inconnection with the filing or recording of any documents
(including all taxes in connection therewith) in public offices, the payment or discharge of any taxes, counsel fees, maintenance fees or encumbrances, or otherwise protecting, maintaining or preserving the Additional Collateral, or in defending or prosecuting any actions or proceedings arising out of or related to the Additional Collateral, shall be borne and paid by Borrower on demand by Lender and until so paid shall be added to the Loan and shall bear interest at two percent (2%) in excess of the interest rate charged to Borrower under the Loan
Agreement.

	6.	Lender's Rights are Cumulative.  All of Lender's rights and
remedies with respect to the Additional Collateral, whether established hereby or by the Initial Loan Agreement, by any other agreements or by law shall be cumulative and may be exercised singularly or concurrently.

	7.	Integration.  This Agreement, together with the Loan
Agreement and the Security Agreement between the parties hereto and dated as of October 31, 1991 herewith, constitutes the entire understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements, negotiations, understandings and discussions with respect hereto.

	8.	Severability.  The provisions of this Agreement are
severable, and if any clause or provision shall be held invalid and unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

	9.	Further Assurances.  Borrower shall execute recordable
financing statements covering its interests in the Additional Collateral to be filed where ever reasonably required by Lender, and shall further do, make, procure, execute and deliver all acts, things, writings, and assurances as Lender may at any time reasonably require to protect, assure, or enforce its interests, rights and remedies under this Agreement.

	10.	Governing Law.  This Agreement shall be construed and
interpreted according to the laws of the State of New Mexico, not including, however, rules relating to choice or conflicts of law.

	11.	Notices.  Any notice or other communication required or
permitted to be given hereunder shall be in writing and shall be hand delivered or sent by certified mail (return receipt requested) or by reputable overnight courier, or sent by telex, telegram, facsimile or cable, delivered to the respective addresses set forth below or, as to each party, at such other address as shall be designated by such party in a notice to the party entitled to receive such notice. All such notices and communications shall be effective when received addressed as set forth below:

If to Borrower:
		Reserve Industries Corporation
 	Suite 308, 20 First Plaza
 	Albuquerque, New Mexico 87102
 	Attention: President

If to Lender:
		Melfi Family Trust
 	600 Alcalde Place N.E.
 	Albuquerque, New Mexico 87104
 	Attention:  Ruth Ann Melfi

	12.	Waiver.  The failure of either party hereto to enforce at
any time any provision of this Agreement or to exercise any right which is herein provided shall in no way be construed to be a waiver of such provision and not in any way to affect the validity of this Agreement or any part hereof of the right of such party to enforce thereafter such provisions and to exercise such right. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach. Nothing shall constitute, or have the effect of, a waiver except an instrument in writing signed by a duly authorized officer or representative of the party against whom such waiver is sought to be enforced which expressly, and not impliedly, waives a right or rights under this Agreement.

	13.	Assignment.  Borrower may not assign this Agreement or any
right or obligation hereunder without the prior written consent of Lender. Lender may assign this Agreement or any right or obligation hereunder to any affiliate of Lender.

	14.	Counterparts.  This Agreement may be executed
simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

	15.	Headings.  The headings appearing in this Agreement are for
convenience of reference only and shall in no way affect the interpretation of this Agreement or any part thereof.

	IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed, in counterparts, as of the date first above written.



WITNESS			                          		RESERVE INDUSTRIES CORPORATION

 /s/ Jeanne Buetel                  		By   /s/ William J. Melfi


WITNESS		                         			MELFI FAMILY TRUST

 /s/ Jeanne Buetel                  		By   /s/ Ruth Ann Melfi

                        CERTIFICATE OF ACKNOWLEDGMENT

State of New Mexico        )
                           ) ss
County of Bernalillo       )

Before me, the undersigned, a Notary Public in and for the
county aforesaid, personally appeared   William J. Melfi    the
Vice President for RESERVE INDUSTRIES CORPORATION and being duly sworn says that he executed the foregoing instrument for and in behalf of RESERVE INDUSTRIES CORPORATION and that he acknowledged the due execution of the foregoing instrument for the purposes therein expressed as the free act and deed of said corporation.

Witness my hand and official seal the 28 day of March, 1994.

                   						/s/ Betty Slawson
						                   Notary Public

My commission expires: 12/16/96

                        CERTIFICATE OF ACKNOWLEDGMENT

State of New Mexico        )
                           ) ss
County of Bernalillo       )

Before me, the undersigned, a Notary Public in and for the
county aforesaid, personally appeared   Ruth Ann Melfi    the
Representative for MELFI FAMILY TRUST and being duly sworn says that he executed the foregoing instrument for and in behalf of MELFI FAMILY TRUST and that she acknowledged the due execution of the foregoing instrument for the purposes therein expressed as the free act and deed of said Trust.

	Witness my hand and official seal the 28 day of March, 1994.

                 						/s/ Betty Slawson
                 						Notary Public

My commission expires: 12/16/96

EXHIBIT 4.7
                    SECOND SUPPLEMENTAL SECURITY AGREEMENT

	THIS AGREEMENT is entered into this 6th day of May, 1996 by and between MELFI FAMILY TRUST (hereafter called "Lender"), and
RESERVE INDUSTRIES CORPORATION, a New Mexico corporation hereafter ("Borrower").

	WHEREAS, Borrower has an existing loan of Six Hundred Ninety Five Thousand Dollars ($695,000); and

	WHEREAS, the loan was to be fully paid by January 25, 1996; and

	WHEREAS, Borrower, to date, has not paid interest on the loan since January 1, 1993 and also has not paid the principal amounts due on the note; and



WHEREAS, because of the lack of performance on the note and its obligations and in order to provide the Lender with additional security for the loan, Borrower has agreed to grant to Lender a first and prior lien on and security interest in certain additional assets of Borrower; and

	WHEREAS, this Second Supplemental Security Agreement is not intended to replace the original Security Agreement dated as of October 31, 1991 and the Supplemental Security Agreement dated as of January 31, 1994 but instead is intended to be additional security under the Loan and Security Agreements dated as of October 31, 1991, and the Supplemental Security Agreement dated as of January 31, 1994 all as defined herein.

	NOW, THEREFORE, in consideration of the undertakings of each to the other contained in this Agreement, the parties agree as follows:

	1.	Additional Collateral.  The Additional Collateral of this
Security Agreement - Supplement shall consist of the stock of Reserve Rossborough Corporation, a New Mexico corporation and
Reserve Rossborough Ventures Corporation, a New Mexico corporation.

	2.	Grant of Security Interest.  As Additional Collateral
security for the repayment of the Loan pursuant to the terms of the Loan Agreement, Borrower hereby pledges, grants, and assigns to Lender a first security interest in and lien on the Additional Collateral.

	3.	Representations and Warranties.  Borrower represents and
warrants to Lender that:

(a)	Organization of Borrower.  Borrower is a corporation duly
organized, validly existing and in good standing under the laws of the State of New Mexico.

(b)	Corporate Authorization.  Borrower has the corporate power
and authority to enter into this Agreement and to carry out its obligations hereunder. This Agreement is a legal, valid and binding obligation of Borrower, enforceable in accordance with its terms. No other corporate proceedings on the part of Borrower are necessary to authorize this Agreement.

(c)	Conflicts.  Neither the execution or delivery of this
Agreement, the consummation of the transactions contemplated hereby, nor compliance with the terms and provisions hereof will conflict with or result in a breach of any of the terms, conditions or provisions of any law, regulation, order, writ, injunction or decree of any court or governmental instrumentality or of any agreement of or by which Borrower is bound or to which it is subject, or constitute a default thereunder or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon the collateral pursuant to the terms of any such agreement.

4.	Rights of Lender Upon Default.  Upon default by Borrower
under the Loan Agreement, Lender may exercise and shall have any and all of the following rights and remedies (subject to any priority of Senior Lenders under applicable law):

(a)	To the extent permitted by applicable law, to take
possession of the Additional Collateral with or without the aid of judicial process;

(b)	To require Borrower to assemble the Additional Collateral
and make it available to Lender at a place designated by Lender which is reasonably convenient to both parties;

(c)	To foreclose the lien and security interest created herein
by any available and proper judicial process;

(d)	To enter Borrower's premises for the purpose of taking
possession, removing or there causing to be sold any Additional
Collateral;

(e)	To sell, lease or otherwise dispose of Additional
Collateral, either at public or private sale in its then condition, or following any commercially reasonable preparation or processing and upon such terms as it, in its sole discretion, may deem advisable. The requirement of reasonable notice shall be met, if notice is mailed, postage prepaid to Borrower, at least ten (10) days before the time of sale or disposition of the Additional Collateral;

(f)	To apply according to law the proceeds of any sale, lease or other disposition of the Additional Collateral;

(g)	To exercise any and all rights and remedies accorded to
Lender by the Uniform Commercial Code; and

(h)	To the extent permitted by applicable law, Borrower shall
remain liable for any deficiency resulting from the sale or other disposition of the Additional Collateral and shall pay such deficiency forthwith upon demand.

	5.	Fees, Costs and Expenses.  Any and all fees, costs and
expenses, of whatever kind of nature, including the reasonable attorneys' fees and legal expenses incurred by Lender inconnection with the filing or recording of any documents
(including all taxes in connection therewith) in public offices, the payment or discharge of any taxes, counsel fees, maintenance fees or encumbrances, or otherwise protecting, maintaining or preserving the Additional Collateral, or in defending or prosecuting any actions or proceedings arising out of or related to the Additional Collateral, shall be borne and paid by Borrower on demand by Lender and until so paid shall be added to the Loan and shall bear interest at two percent (2%) in excess of the interest rate charged to Borrower under the Loan
Agreement.

	6.	Lender's Rights are Cumulative.  All of Lender's rights and
remedies with respect to the Additional Collateral, whether established hereby or by the Initial Loan Agreement, by any other agreements or by law shall be cumulative and may be exercised singularly or concurrently.

	7.	Integration.  This Agreement, together with the Loan
Agreement and the Security Agreement between the parties hereto and dated as of October 31, 1991and the Supplemental Security Agreement dated as of January 31, 1994 herewith, constitutes the entire understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements, negotiations, understandings and discussions with respect hereto.

	8.	Severability.  The provisions of this Agreement are
severable, and if any clause or provision shall be held invalid and unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

	9.	Further Assurances.  Borrower shall execute recordable
financing statements covering its interests in the Additional Collateral to be filed where ever reasonably required by Lender, and shall further do, make, procure, execute and deliver all acts, things, writings, and assurances as Lender may at any time reasonably require to protect, assure, or enforce its interests, rights and remedies under this Agreement.

	10.	Governing Law.  This Agreement shall be construed and
interpreted according to the laws of the State of New Mexico, not including, however, rules relating to choice or conflicts of law.

	11.	Notices.  Any notice or other communication required or
permitted to be given hereunder shall be in writing and shall be hand delivered or sent by certified mail (return receipt requested) or by reputable overnight courier, or sent by telex, telegram, facsimile or cable, delivered to the respective addresses set forth below or, as to each party, at such other address as shall be designated by such party in a notice to the party entitled to receive such notice. All such notices and communications shall be effective when received addressed as set forth below:

If to Borrower:

		Reserve Industries Corporation
 	Suite 308, 20 First Plaza
 	Albuquerque, New Mexico 87102
 	Attention: President

If to Lender:

		Melfi Family Trust
 	600 Alcalde Place N.E.
 	Albuquerque, New Mexico 87104
 	Attention:  Ruth Ann Melfi

	12.	Waiver.  The failure of either party hereto to enforce at
any time any provision of this Agreement or to exercise any right which is herein provided shall in no way be construed to be a waiver of such provision and not in any way to affect the validity of this Agreement or any part hereof of the right of such party to enforce thereafter such provisions and to exercise such right. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach. Nothing shall constitute, or have the effect of, a waiver except an instrument in writing signed by a duly authorized officer or representative of the party against whom such waiver is sought to be enforced which expressly, and not impliedly, waives a right or rights under this Agreement.

	13.	Assignment.  Borrower may not assign this Agreement or any
right or obligation hereunder without the prior written consent of Lender. Lender may assign this Agreement or any right or obligation hereunder to any affiliate of Lender.

	14.	Counterparts.  This Agreement may be executed
simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

	15.	Headings.  The headings appearing in this Agreement are for
convenience of reference only and shall in no way affect the interpretation of this Agreement or any part thereof.

	IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed, in counterparts, as of the date first above written.

WITNESS					                         RESERVE INDUSTRIES CORPORATION

 /s/ Jeanne Buetel                  		By   /s/ William J. Melfi


WITNESS	                          				MELFI FAMILY TRUST

 /s/ Jeanne Buetel                  		By   /s/ Ruth Ann Melfi

                       CERTIFICATE OF ACKNOWLEDGMENT

State of New Mexico    )
                       ) ss
County of Bernalillo   )

Before me, the undersigned, a Notary Public in and for the
county aforesaid, personally appeared   William J. Melfi    the
Vice President for RESERVE INDUSTRIES CORPORATION and being duly sworn says that he executed the foregoing instrument for and in behalf of RESERVE INDUSTRIES CORPORATION and that he acknowledged the due execution of the foregoing instrument for the purposes therein expressed as the free act and deed of said corporation.

	Witness my hand and official seal the 30 day of May, 1996.

               						/s/ Betty Slawson
              						Notary Public

My commission expires: 12/16/96

                      CERTIFICATE OF ACKNOWLEDGMENT

State of New Mexico   )
                      ) ss
County of Bernalillo  )

Before me, the undersigned, a Notary Public in and for the
county aforesaid, personally appeared   Ruth Ann Melfi    the
Representative for MELFI FAMILY TRUST and being duly sworn says that he executed the foregoing instrument for and in behalf of MELFI FAMILY TRUST and that she acknowledged the due execution of the foregoing instrument for the purposes therein expressed as the free act and deed of said Trust.

	Witness my hand and official seal the 30 day of May, 1996.

            						/s/ Betty Slawson
            						Notary Public

	My commission expires: 12/16/96